Exhibit h.7

STRUCTURING FEE AGREEMENT

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of April [ ], 2021, between BofA Securities, Inc. (collectively with its affiliates, “BofA”) and Nuveen Fund Advisors, LLC (“Nuveen”).

WHEREAS, Nuveen Core Plus Impact Fund (the “Fund”) is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and its common shares (the “Common Shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, Nuveen is the investment adviser of the Fund;

WHEREAS, BofA is acting as a lead underwriter in an offering of the Fund’s Common Shares (the “Offering”); and

WHEREAS, Nuveen desires to provide additional compensation to BofA in consideration for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.

In consideration of BofA’s providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Fund’s Common Shares, Nuveen shall pay BofA a fee equal to $[ ] (the “Fee”). The Fee shall be paid following the Closing Date (as defined in the Underwriting Agreement dated April [ ], 2021 by and among the Fund, Nuveen, Nuveen Asset Management, LLC and each of the Underwriters named in Schedule I therein (the “Underwriting Agreement”)) on or before [ ], 2021, by wire transfer to the order of BofA using the following wire instructions:

[ ]

2.

Notwithstanding Paragraph 1, and excluding any compensation or agreement to compensate (whether such compensation be denominated as a fee, an expense reimbursement, a set-off, a credit or otherwise) UBS Securities LLC, who is designated as lead manager in the Offering (the “UBS Fee”), in the event that Nuveen (or the Fund or any person or entity affiliated with Nuveen, the Fund or any sub-adviser to the Fund or acting on behalf of or at the direction of any of the foregoing) compensates or agrees to compensate any other broker or dealer participating in the Offering (each, an “Other Broker”) for any services or otherwise in connection with the Offering or with respect to the Fund or its Common Shares (excluding for this purpose any compensation paid directly to the entire underwriting syndicate, as a group, pursuant to the Underwriting Agreement), whether such compensation be denominated as a fee, an expense reimbursement, a set-off, a credit or otherwise (such compensation with respect to any Other Broker, such Other Broker’s “Other Compensation”), then the amount of the Fee shall be increased as and to the extent necessary so that the Fee payable to BofA hereunder, expressed as both a dollar amount and as a percentage of the aggregate price to the public of the Common Shares sold by BofA in the Offering (including any Common Shares over-allotted by BofA in the Offering regardless of whether the over-allotment option in the Offering is exercised), is no less than the Other Compensation, expressed as both a dollar amount and a percentage of the aggregate price to the public of the Common Shares sold by such Other Broker in the Offering (including any Common

Shares over-allotted by such Other Broker in the Offering regardless of whether the over-allotment option in the Offering is exercised).

Additionally, notwithstanding the above, if the UBS Fee paid to or agreed to be paid to UBS Securities LLC, as lead manager of the Offering, by Nuveen (or the Fund or any person or entity affiliated with Nuveen, the Fund or any sub-adviser to the Fund or acting on behalf of or at the direction of any of the foregoing), expressed as both a dollar amount and as a percentage of the aggregate price to the public of all Common Shares sold in the Offering, exceeds an amount equal to [        ] (the “Applicable Lead Manager Fee”), then the Fee payable to BofA hereunder shall be increased by an amount equal to the amount by which the UBS Fee paid to or agreed to be paid to UBS Securities LLC exceeds the Applicable Lead Manager Fee.

“Qualifying Broker” means any Other Broker, other than BofA, Wells Fargo Securities, LLC, RBC Capital Markets, LLC or Stifel Nicolaus & Company, Incorporated, that sells $[        ] in Common Shares in the Offering (including any Common Shares over-allotted by such Other Broker in the Offering regardless of whether the overallotment option in the Offering is exercised).

“Non-Qualifying Broker” means any Other Broker, other than BofA, Wells Fargo Securities, LLC, RBC Capital Markets, LLC or Stifel Nicolaus & Company, Incorporated, that is not a Qualifying Broker.

3.

Nuveen acknowledges that BofA did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of BofA, and BofA is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with the transactions contemplated herein.

4.

Nothing herein shall be construed as prohibiting BofA or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers), so long as BofA’s services to Nuveen are not impaired thereby.

5.

This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. BofA confirms that should the Offering be terminated, BofA will only be reimbursed for reasonable and actual out-of-pocket expenses in accordance with FINRA Rule 5110(f)(2)(D).

6.

Nuveen has furnished BofA with such information as BofA believes appropriate to its assignment hereunder (all such information so furnished being the “Information”). Nuveen recognizes and confirms that BofA (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of Nuveen’s knowledge, the Information furnished by Nuveen, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Nuveen will promptly notify BofA if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to BofA pursuant to this Section 6.

7.

It is understood that BofA is being engaged hereunder solely to provide the services described above to Nuveen and that BofA is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8.

Nuveen agrees that BofA shall have no liability to Nuveen or the Fund for any act or omission to act by BofA in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of BofA. Nuveen agrees to the indemnification provisions and other terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

10.

No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Nuveen and BofA consent to the jurisdiction of such courts and personal service with respect thereto. Each of BofA and Nuveen waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Nuveen agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon Nuveen and may be enforced in any other courts to the jurisdiction of which Nuveen is or may be subject, by suit upon such judgment.

11.	This Agreement may not be assigned by either party without the prior written consent of the other party.

12.

This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both BofA and Nuveen.

13.	All notices required or permitted to be sent under this Agreement shall be sent, if to Nuveen:

Nuveen Fund Advisors, LLC

333 West Wacker Drive

Chicago, Illinois 60606

Attention: Kevin J. McCarthy, Esq.

or if to BofA:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department, with a copy to the ECM Legal Department or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile or electronic transmission, whichever is earlier.

14.

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

NUVEEN FUND ADVISORS, LLC		BOFA SECURITIES, INC.

By:		By:
	Name:		Name:
	Title:		Title:

[NPCT – BofA Structuring Fee Agreement]

BofA Indemnification Agreement

April [ ], 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of BofA Securities, Inc. or any of its affiliates (collectively, “BofA”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Structuring Fee Agreement dated April [ ], 2021 between the Company and BofA (the “Agreement”), in the event that BofA becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold BofA harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of BofA. In addition, in the event that BofA becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company will reimburse BofA for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by BofA in connection therewith. As promptly as reasonably practicable after receipt by BofA of notice of the commencement of any Proceeding, BofA will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. The Company shall be entitled to appoint counsel of the Company’s choice at the Company’s expense to represent BofA in any Proceeding for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by BofA or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to BofA. Notwithstanding the Company’s election to appoint counsel to represent BofA in a Proceeding, BofA shall have the right to employ one separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Company to represent BofA would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both BofA and the Company and BofA shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to BofA to represent BofA within a reasonable time after notice of the institution of such Proceeding or (iv) the Company shall authorize BofA to employ separate counsel at the expense of the Company. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in

1

the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates and other constituencies, on the one hand, and BofA, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. Notwithstanding the provisions of this paragraph, BofA shall not be entitled to contribution from the Company if it is determined that BofA was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its members or affiliates and other constituencies, as the case may be, as a result of or in connection with the Agreement bears to the fees paid to BofA under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that BofA is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by BofA pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to Information (as defined in the Agreement) provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by BofA, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not BofA is an actual or potential party to such Proceeding, without BofA’s prior written consent, unless such settlement, (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. For purposes of this Indemnification Agreement, BofA shall include BofA Securities, Inc., any of its affiliates, each other person, if any, controlling BofA or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither BofA nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either BofA’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of BofA in performing the services that are the subject of the Agreement. Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligations of any party arising under or in connection with the Underwriting Agreement (as defined in the Agreement).

For clarification, the parties to this Indemnification Agreement agree that the term “affiliate” as used in the definition of “Company” herein does not include any registered investment company (including any successor by merger or otherwise), for which Nuveen Fund Advisors, LLC or any of its affiliates serves as investment adviser.

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THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND BOFA CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BOFA OR ANY INDEMNIFIED PARTY. EACH OF BOFA AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

NUVEEN FUND ADVISORS, LLC

By:
Name:
Title:

Accepted and agreed to as of

the date first above written:

BOFA SECURITIES, INC.
By
Name:
Title:

[NPCT – BofA Indemnification Agreement]